                                                                    EXHIBIT 32.2

                   CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350
                         AND EXCHANGE ACT RULE 13a-14(b)

     Solely for the purposes of complying with 18 U.S.C. Section 1350 and Rule 13a-14(b) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), I, the undersigned Executive Vice President and Chief Financial Officer of Visteon Corporation (the "Company"), hereby certify, based on my knowledge, that the Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 2005 (the "Report") fully complies with the requirements of Section 13(a) of the Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


/s/James F. Palmer
-------------------------------------
James F. Palmer

March 16, 2006